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                                                                      EXHIBIT 23
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the reference to our firm under the captions "Experts" and
"Financial Statements" and to the use of our reports dated March 22, 1996 and March 3, 1994 in the Form S-1 Registration Statement filed on behalf of Exigent International, Inc. for the registration of 3,520,245 Common Shares and 1,070,270 Common Stock Purchase Warrants of Exigent International, Inc. under
Section 8(a) of the Securities Act of 1933.


Dated : June 7, 1996                Hoyman, Dobson & Company, P.A.


                                    By:  /s/ Charles W. Hoyman, Jr.
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                                    Title: President
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